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                                                                    EXHIBIT (99)
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                             COMPANY PRESS RELEASE


FOR IMMEDIATE RELEASE                                   August 28, 1997

Golf-Technology Holding, Inc.                 Contact:  Harold E. Hutchins
13000 Sawgrass Village Circle, Suite 30                 President,
Ponte Verda Beach, Florida  32082                       Chief Executive Officer,
                                                        Chief Operating Officer,
                                                        Chief Financial Officer
                                                        and Secretary
                                                        (904) 273-8772


           HUTCHINS NAMED PRESIDENT OF GOLF-TECHNOLOGY HOLDING, INC.
                          D/B/A SNAKE EYES GOLF CLUBS

PONTE VEDRA BEACH, Fla.--(BUSINESS WIRE)--Aug. 28, 1997--Golf-Technology Holding, Inc., d/b/a Snake Eyes (NASDAQ: SNKE) Thursday announced that Harold Hutchins has been named president of the company.

He replaces Ernie Vaidersen, who will remain as Chairman of the Board. Hutchins has served as the company's COO since November, 1996, and CFO since August, 1994.

Ernie Vadersen, chairman of the board, said "I am excited that the board of directors accepted my recommendation to name Mr. Hutchins President, enabling me to relinquish the day-to-day responsibilities of President and CEO so I can concentrate on new product designs and promotion of the company." In addition to being Chairman of the Board, Vadersen has been President and CEO of the Company since its inception in 1993.

Snake Eye designs and manufacturers an expanding line of Tour quality golf clubs, including wedges, putters and drivers. The company also distributes a complete line of upscale golf apparel, bags and umbrellas.